Exhibit 5.1

March 19, 2014

BioLife Solutions, Inc. 3303 Monte Villa Parkway, Suite 310 Bothell, Washington 98201

Re:  Registration Statement on Form S-1
        File No. 333-192880

Ladies and Gentlemen:

We have acted as counsel to BioLife Solutions, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) relating to the offering and sale by the Company of up to  3,488,372 units (the “Units”), with each unit consisting of one share of common stock of the Company, par value $0.001 per share (the “Common Stock”), and one common stock warrant, each whole warrant (a “Warrant”) exercisable for one share of Common Stock.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.  In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons.  As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.  We have also assumed that (i) the Registration Statement has been declared effective pursuant to the Securities Act of 1933, as amended, (ii) the Company’s pricing committee will have taken action necessary to set the sale price of the securities, (iii) investors will actually pay in full all amounts that they have agreed to pay to purchase the securities, and (iv) the certificates or instruments representing the securities will be duly executed or delivered.

Based upon and subject to the foregoing, we are of the opinion that:

(1)	the Units and the shares of Common Stock to be sold by the Company pursuant to the Registration Statement will be, when sold, validly issued, fully paid and non-assessable;

(2)	the shares of Common Stock issuable upon exercise of the Warrants will be, when sold, validly issued, fully paid, and non-assessable;

March 19, 2014

(3)	the Units and the Warrants to be sold by the Company pursuant to the Registration Statement will be duly authorized by all requisite corporate action; and

(4)	the Warrants constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions expressed above are limited to the Delaware General Corporation Law and, as to the enforceability of the Warrants against the Company, the laws of the State of New York.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of: (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

Our opinions expressed above with respect to the enforceability of the Warrants are qualified to the extent that they may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application relating to or affecting creditors' rights and remedies, including, without limitation, fraudulent conveyance and fraudulent transfer laws, and by general principles of equity, including (without limitation) principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether such enforceability is considered in a proceeding in equity or at law). We express no opinion as to the availability of any equitable or specific remedy upon any breach of the Warrants, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed with the United States Securities and Exchange Commission, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

CLD/KRA/EM